Exhibit 99.2

Wednesday, May 2, 2012

Good morning,

Today we celebrate a significant milestone in our business. We have signed a merger agreement with Charming Shoppes. This merger will be completed in the coming months. At that time our ascena family of brands will include: Lane Bryant, Cacique, Catherines, Fashion Bug, and Figi’s.

A key component of our growth strategy has been to make highly selective acquisitions that strengthen our customer positioning. We’ve built a group of retail brands — each serving a unique customer niche, with cultures focused on providing differentiated experiences to well defined target customers. Together, we embrace new ideas, innovation, and talented team members.

I’m excited to share this news. It’s another chapter in our history, further positioning us as a leading force in serving distinct customer segments through leading fashion, value prices, and excellent customer experiences:

•	dressbarn — offering casual, career, and special occasion fashion apparel and accessories for women ages 35-55.
•	maurices — offering casual and career apparel, and accessories to the fashion ‐ conscious woman, ages 17-34.
•	Justice — offering the hottest fashions and accessories for tween girls ages 7-14.
•	Charming — offering fashion and fit in women’s plus ‐ size apparel for women, ages 25-60+.

The strategic fit of these brands into our enterprise is excellent. Let’s take a closer look:

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With over 100 years of history, and as a leader in the plus ‐ size market, Lane Bryant and Cacique cater to plus ‐ size women. They offer fashion, fit, and value in apparel and intimates, as well as footwear, accessories and jewelry. They strive to help women look, feel, and be their best. Their commitment to serving women wearing plus ‐ sizes is nationally recognized and embraced by their loyal customers.

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Through extended size offerings and classic styling with an emphasis on fit and comfort, the Catherines customer enjoys a store she knows and trusts, classic clothes, and a well ‐ organized environment that makes her feel special.

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Fashion Bug offers casual and work apparel at bargain prices. Charming’s management has previously announced their intent to sell this business. We will review our options and the previous plans of Charming Shoppes before choosing a future direction for this segment.

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Figi’s is a direct ‐ to ‐ consumer food and specialty gift catalog and online company. It is a different type of business from our other brands. With a good business model and compelling market opportunity, it operates independently with a dedicated infrastructure. Given those variables, we are exploring all our alternatives.

We will continue to grow ascena with a focus on uniting powerful retailers — retailers with great fashion, great prices, and a tremendous focus on the customer.

Charming Shoppes’ market position, accomplishments, and business model align with our strategic vision, making for a strong addition to our portfolio. After this acquisition is completed, we will be among the largest specialty retailers.

Together, our ascena footprint will include:

•	Over 4,400 locations (dressbarn, maurices, Justice, Lane Bryant/Cacique, Catherines, Fashion Bug)
•	54,000 associates

We respect the management team at Charming Shoppes. Their hard work has improved their market positions. We look forward to partnering with them in continuing to grow and develop these strong businesses. Over the short ‐ term, we will work to drive productivity and efficiency across all of our brands, while investigating ways to integrate the shared service group at Charming Shoppes.

This acquisition will have no direct impact on our existing brands — our focus at dressbarn, Justice, and maurices remains the same: growing our business by providing the right fashion at compelling values with a differentiated customer experience.

This merger will be our largest acquisition to date. That’s why we’re committed to moving forward with a spirit of cooperation, understanding, trust, and respect — all of which are important in achieving an effective, timely, and comprehensive integration process.

You will receive ongoing updates as details unfold. We anticipate that this announcement will trigger outside interest. Please refer any inquiries to Armand Correia at 845-369-4600.

Please join me in welcoming our newest members into the family.

On Wednesday, I will meet with Charming Shoppes associates in Bensalem, near Philadelphia. Later that day, I’ll be in Columbus to visit with Lane Bryant associates. I’ll be sharing the ascena story and walking them through the impressive results we’ve all accomplished.

Thursday morning I will visit Justice to give associates an update, and then return to Suffern to share the news with dressbarn and maurices associates via videoconference. It will be a great way to celebrate the good news across our company. There will also be call in number available for field and overseas associates (details to follow).

Thank you for your continued dedication and hard work. I sincerely appreciate each and every one of you.

Let’s remain focused on providing our customers with the most current fashions at a great value, helping her look and feel her very best along the way, and most of all, helping women and girls to feel good about themselves!

Sincerely,